UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities

On July 19, 2010, the Company filed a Current Report on Form 8-K stating that the Company had sold 458,342 shares of common stock pursuant to stock subscription agreements with eight individuals, including five members of the Company’s Board of Directors. The shares were sold in a private placement transaction exempt from registration under the federal securities laws pursuant to Section 4(2) of the Securities act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D of the Securities Act.

All proceeds from the private placement have been held in escrow pending approval from the Federal Reserve Board of the purchase by two of the director-purchasers, John V. Tippmann, Sr. and Keith E. Busse, each of whose aggregate percentage ownership would exceed 9.99%, as a result of their purchase of additional shares.

The required approval has been received which allows the escrowed proceeds to be released and the Company to finalize the private placement.  On August 25, 2010, the escrow agent released the offering proceeds totaling $2,905,000 to the Company and the Company completed the issuance of 458,342 shares of common stock to the eight individuals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tower Financial Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 25, 2010

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill
President and Chief Executive Officer